Grant Thornton

Accountants and Business Advisors

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Registration Statement (Form N-1A) and related Prospectus of Madison Mosaic Equity Trust and to the incorporation by reference therein of our report dated February 2, 2007, with respect to the Statements of Assets and Liabilities, including the Portfolios of Investments, as of December 31, 2006 and the related Statements of Operations, Statements of Changes in Net Assets and Financial Highlights for the period from March 31, 2006 (commencement of operations) through December 31, 2006, included in its Annual Report to Shareholders for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

(signature)

GRANT THORNTON LLP
Chicago, Illinois
May 1, 2007

10 College Avenue, Suite 300	55 S. Main Street, Suite 200	2 East Gilman Street	100 East Wisconsin Ave., 23rd Floor
P.O. Box 1097	P.O. Box 1558	P.O. Box 8100	P.O. Box 510470
Appleton, WI 54912-1097	Fond du Lac, WI 54936-1558	Madison, WI 53708-8100	Milwaukee, WI 53203-9971
T 920 968-6700	T 920 906-1940	T 608 257-6761	T 414 289-8200
F 920 968-6719	F 920 906-1944	F 608 257-6760	F 414 289-9910